  As filed with the Securities and Exchange Commission on  July 13, 2001
                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ______________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           the Securities Act of 1933
                             ______________________

                                   BUCA, INC.
             (Exact name of Registrant as specified in its charter)

               Minnesota                                  41-1802364
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)

    1300 Nicollet Mall, Suite 5003                           55403
        Minneapolis, Minnesota                             (Zip Code)
(Address of principal executive offices)

                         1996 STOCK INCENTIVE PLAN OF
                      BUCA, INC. AND AFFILIATED COMPANIES
                           (Full title of the plan)

                             Joseph M. Micatrotto
                        1300 Nicollet Mall, Suite 5003
                         Minneapolis, Minnesota  55403
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service:  (612) 288-2382
                             ______________________

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                                     Proposed
                                     Proposed        maximum
     Title of         Amount         maximum         aggregate     Amount of
  securities to       to be       offering price     offering    registration
  be registered     registered     per share (1)     price (1)        fee
--------------------------------------------------------------------------------
  Common Stock,
 $.01 par value   500,000 shares      $19.32        $9,660,000     $2,415.00
================================================================================

(1) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on July 11, 2001 as reported on the Nasdaq National Market.

================================================================================

                               EXPLANATORY NOTE

          This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 500,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1996 Stock Incentive Plan of BUCA, Inc. and Affiliated Companies, as amended (the "Plan"). The Registration Statements on Form S-8 related to the Plan and an amendment thereof, previously filed with the Commission on May 12, 1999 (File No. 333-78295) and on October 18, 2000 (File No. 333-48154), are incorporated by reference herein.


                                   EXHIBITS

          Exhibit        Description
          -------        -----------

          5              Opinion of Faegre & Benson LLP

          23.1 Consent of Faegre & Benson LLP (contained in Exhibit 5 to this Registration Statement)

          23.2           Consent of Deloitte & Touche LLP

          24             Powers of Attorney

          99 1996 Stock Incentive Plan of BUCA, Inc. and Affiliated Companies, as amended

                                  SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota, on this 30th day of June, 2001.

                        BUCA, INC.



                        By     /s/ Greg A. Gadel
                        ----------------------------------------------------
                           Greg A. Gadel
                           Executive Vice President, Chief Financial Officer, Treasurer and Secretary


               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 30th day of June, 2001.


      Signature                             Capacity
      ---------                             --------


Joseph P. Micatrotto*         President and Chief Executive Officer
                              (Principal Executive Officer) and Director



/s/ Greg A. Gadel             Executive Vice President, Chief Financial Officer,
------------------
Greg A. Gadel                 Treasurer and Secretary
                              (Principal Financial and Accounting Officer)



Don W. Hays*                   Director         )
Peter J. Mihajlov*             Director         )
Philip A. Roberts*             Director         )         A majority of the
John P. Whaley*                Director         )         Board of Directors
David Yarnell                  Director         )
Paul Zepf*                     Director         )




---------------------------------------
* Greg A. Gadel, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers and/or directors of the Company pursuant to powers of attorney duly executed by such persons.


By /s/ Greg A. Gadel
  ---------------------------
           Greg A. Gadel,
           Attorney-in-Fact